SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 3, 2006
MRV COMMUNICATIONS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) 20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 91311 (ZIP CODE)
ISSUER’S TELEPHONE NUMBER: (818) 773-0900
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 3, 2006, the board of directors of registrant made adjustments to the compensation of
•	Noam Lotan, registrant’s President and Chief Executive Officer, and

•	Near Margalit, the Chief Executive Officer of LuminentOIC, Inc., registrant’s wholly owned subsidiary.
     Mr. Lotan also serves on registrant’s board of directors, but the adjustment to Mr. Lotan’s compensation in his capacity as a member of the board was not affected by the board’s action. These compensation increases were based upon the recommendation of the compensation committee of the board.
Noam Lotan.
     In March 1992, MRV entered into a three-year employment agreement with Mr. Lotan, pursuant to which Mr. Lotan serves as President and Chief Executive Officer of registrant. This agreement automatically renews for a one-year term unless either registrant or Mr. Lotan terminates it by giving the other three months’ notice of non-renewal prior to the expiration of the current term. Prior to the increase described below, Mr. Lotan received an annual salary of $200,000.
     On March 3, 2006, the board of directors of registrant increased Mr. Lotan’s annual salary under his employment agreement to $225,000, such increase to be retroactive to January 1, 2006.
Near Margalit
     Mr. Margalit has no written employment agreement with registrant. Mr. Margalit’s employment with registrant is at will. Prior to the increase described below, Mr. Margalit received an annual salary of $180,000. On March 3, 2006, the board of directors of registrant increased Mr. Margalit’s annual salary to $200,000, such increase to be retroactive to January 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: March 8, 2006

MRV COMMUNICATIONS, INC.
By:	/s/ KEVIN RUBIN
Kevin Rubin Chief Financial Officer and Compliance Officer

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